                                                                    EXHIBIT 3.23

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE


                         CERTIFICATE OF INCORPORATION

                                      OF

                       LAKE AVENUE DIALYSIS CENTER, P.C.


     I, EVAN BAYH, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above Corporation, in the form prescribed by my office, prepared and signed in duplicate by the incorporator(s), and acknowledged and verified by the same, have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; that I have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the incorporator(s) or his (their) representatives; all as prescribed by the provisions of the INDIANA PROFESSIONAL, CORPORATION ACT OF 1983, as amended.

NOW, THEREFORE, I hereby issue to such Corporation this Certificate of Incorporation, and further certify that its corporate existence has begun.



                     In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 19th day of December 1986
[SEAL]
                     ___________________________________________________________
                     EVAN BAYH, Secretary of State

                     By_________________________________________________________
                                                                     Deputy

                           ARTICLES OF INCORPORATION

                                      OF
                       LAKE AVENUE DIALYSIS CENTER, P.C.


     The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation"), under the provisions of the Professional Corporation Act of 1983, as amended (hereinafter referred to as the "Act"), executes the following Articles of Incorporation:

                                   ARTICLE I
                                   ---------

                                     Name
                                     ----

     The name of the Corporation is Lake Avenue Dialysis Center, P.C.

                                   ARTICLE II
                                   ---------

                                    Purpose
                                    -------

     The purposes for which the Corporation are formed are, and include, to render professional medical services, and it shall not engage in any business other than the rendering of professional medical services; provided, however, it may invest its funds in real estate, mortgages, stocks, bonds, or any other type of investment and may own real or personal property necessary or appropriate for rendering its professional medical services, and it shall have the capacity to act possessed by natural persons in dealing with its investments and its real and personal property used in rendering professional medical services.

[SEAL]  NOTICE OF CHANGE OF REGISTERED                      Provided by: EVAN BAYH
        OFFICE OR REGISTERED AGENT
        ALL CORPORATIONS                                                 Indiana Secretary of State
        State Form 26276(R/ 1-88)
                                                            Indiana Code 23-1-24-2 (for profits corporations)
                                                            Indiana Code 23-7-1.1-53 (non-profit corporations)
Present original and 2 copies                               NO FILING FEE

------------------------------------------------------------------------------------------------------------------------------------
Name of Corporation                                         Date of incorporation
     LAKE AVENUE DIALYSIS CENTER, P.C.                        DECEMBER 19, 1986
------------------------------------------------------------------------------------------------------------------------------------
Current Registered Office Address                                                            ZIP Code
     ONE NORTH CAPITOL AVENUE, INDIANAPOLIS, INDIANA                                             46204
------------------------------------------------------------------------------------------------------------------------------------
New Registered Office Address   c/o The Prentice-Hall Corporation System, Inc.
         50 South Meridian Street, Suite 700, Indianapolis, Indiana  46204-3542
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Registered Agent (Type or Print Name)
     C T CORPORATION SYSTEM
------------------------------------------------------------------------------------------------------------------------------------
New Registered Agent (Type or Print Name)
                 The Prentice-Hall Corporation System, Inc.
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 STATEMENTS BY REGISTERED AGENT OR CORPORATION
--------------------------------------------------------------------------------


     This statement is a representation that the new registered agent has consented to the appointment as registered agent, or statement attached signed by registered agent giving consent to act as the new registered agent.

     After the change or changes are made, the street address of this corporation's registered agent and the address of its registered office will be identical.

     The registered agent filing this statement of change of this registered agent's business street address has notified the represented corporation in writing of the change, and the notification was manually signed or signed in facsimile.

                                 The Prentice-Hall Corporation System, Inc.

                                 By:
                                    ---------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the undersigned being the (Title of Officer) Secretary of said corporation executes this notice and verifies, subject to penalties of perjury, that the statements contained herein are true, this ________________ day of ________________, 1994.

--------------------------------------------------------------------------------
Signature                                        Printed Name
 (pb)   /s/  Paul Balter                           Paul Balter, M.D.
--------------------------------------------------------------------------------

                                  ARTICLE III
                                  -----------

                               Term of Existence
                               -----------------

     The period during which the Corporation shall continue as a corporation is perpetual.


                                  ARTICLE IV
                                  ----------

                      Principal Office And Resident Agent
                      -----------------------------------

     The post office address of the principal office of the Corporation is 3515 Lake Avenue, Fort Wayne, Indiana 46805; and the name and post office address of its resident agent in charge of such office is Dr. Claudia C. Cabaluna, 3515 Lake Avenue, Fort Wayne, Indiana 46805.

                                   ARTICLE V
                                   ---------

                          Number of Authorized Shares
                          ---------------------------

     The total number of shares which the Corporation shall have authority to issue is 1,000 shares, consisting of 1,000 shares of common, capital stock without par value.

                                  ARTICLE VI
                                  ----------

                                Terms of Shares
                                ---------------

     Section 1.  Designation and Issuance of Shares.  The authorized shares of
     ---------   ----------------------------------
the Corporation shall be of one class and kind. The shares may be issued by the Corporation, and such shares as are reacquired by the Corporation from time to time and not cancelled may be sold or otherwise disposed of, for such consideration and upon such terms and conditions as may from time to time be determined and fixed by the Board of Directors. The consideration received by the Corporation for authorized shares shall be allocated to stated capital and to capital surplus by resolution of the Board of Directors prior to, or within a period of sixty (60) days after, the issuance of such shares. The stated capital of the Corporation may be increased from time to time by resolution of the Board of Directors directing a transfer from capital or earned surplus.

     Section 2. Dividends. Such cash or property distributions with respect to
     ---------  ---------
shares of the common, capital stock as may be determined by the Board of Directors may be declared from time to time out of the unreserved and unrestricted capital or earned surplus of the Corporation, but no dividend payable in cash or property shall be paid out of capital surplus attributable to unrealized appreciation in value or revaluation of assets. Such share dividends as may be determined by the Board of Directors may from time to time be declared and paid in its own authorized but unissued shares out of any unreserved and unrestricted capital or earned surplus, including revaluation surplus, or in its own shares out of any treasury shares that have been reacquired out of surplus available for dividends, as deduction need be made for the depletion by sale or lapse of time of wasting assets intended for sale in the ordinary course of business or property having a limited, life.

     Section 3. Preemptive Rights. The holders of shares of the Corporation
     ---------  -----------------
shall have no preemptive rights.

     Section 4. Restrictions on Issue and Transfer of Common, Capital Stock.
     ---------  -----------------------------------------------------------
The common, capital stock issued hereunder may be issued only to individuals who hold an unlimited license to practice medicine in the State of Indiana, and no shares of stock in this Corporation may be transferred to an individual who does not hold an unlimited license to practice medicine in the State of Indiana.


                                  ARTICLE VII
                                  -----------

                            Voting Rights of Shares
                            -----------------------

     Except as otherwise provided in the Act, every shareholder of the Corporation shall have the right, at every shareholders' meeting, to one vote for each share of stock standing in his name on the books of the Corporation.

                                 ARTICLE VIII
                                 ------------

                            Initial Stated Capital
                            ----------------------

     The Corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

                                  ARTICLE IX
                                  ----------

                           Data Respecting Directors
                           -------------------------

     Section 1.  Number.  The number of directors constituting the initial Board
     ---------   ------
of Directors of the Corporation shall be seven (7). The number of directors may from time to time be fixed by the By-Laws of the Corporation at any number not less than one (1) nor more than fifteen (15). If and whenever the Code of By-Laws does not contain a provision specifying the number of directors of the Corporation, the number shall be one (1).

     Section 2.  Qualifications.  Directors need not be shareholders of the
     ---------   --------------
Corporation. A majority of the directors at any time shall be citizens of the United States. All directors shall be of lawful age and shall hold unlimited license to practice medicine in the State of Indiana.

                                   ARTICLE X
                                   ---------

                       Further Data Respecting Directors
                       ---------------------------------

     Section 1.  Names and Post Office Addresses.  The names and post office
     ---------   -------------------------------
addresses of the first Board of Directors of the Corporation are as follows:

                                 Number, Street
     Name                          or Building              City & State
     ----                        --------------             ------------
Dr. Claudia C. Cabaluna          2414 Lake Ave.             Ft. Wayne, IN
Dr. Arthur M. Morris             101 N. Scoville            Oak Park, IL
Dr. Michael J. Carbon            101 N. Scoville            Oak Park, IL
Dr. Paul Balter                  101 N. Scoville            Oak Park, IL
Dr. Douglas G. Mufuka            101 N. Scoville            Oak Park, IL
Dr. George Dunea                 101 N. Scoville            Oak Park, IL
Dr. Ashutosh Gupta               101 N. Scoville            Oak Park, IL

     Section 2.  Unlimited Licenses.  All of such directors hold an unlimited
     ---------   ------------------
license to practice medicine in the State of Indiana.

                                  ARTICLE XI
                                  ----------

                          Data Respecting Incorporator
                          ----------------------------

     The name and post office address of the incorporator is Norman R. Garvin, 1301 Merchants Plaza, Indianapolis, Indiana 46204.

                                  ARTICLE XII
                                  -----------

                     Provisions For Regulation Of Business
                     -------------------------------------
                     And Conduct of Affairs of Corporation
                     -------------------------------------

     Section 1.  Professional Regulation.  The Corporation and all of its
     ---------   -----------------------
shareholders, officers, employees and agents rendering medical services or engaged in the practice of medicine on behalf of the Corporation shall be subject to all the laws, rules, and regulations applicable to an individual engaged in the practice of medicine in the State of Indiana.

     Section 2.  Prohibited Acts.  The Corporation may not do any act which is
     ---------   ---------------
prohibited to be done by an individual licensed to practice medicine in the State of Indiana.

     Section 3.  Professional Relationship.  The Corporation and its employees
     ---------   -------------------------
shall not engage in any activity which would modify the relationship between a person furnishing professional medical services and a person receiving such medical services.

     Section 4.  Professional Services.  The professional medical services to be
     ---------   ---------------------
rendered by the Corporation shall be rendered only through officers, employees and agents who are individuals and who hold an unlimited license to practice medicine in the State of Indiana.

     Section 5.  Termination of Relationship with Corporation. If any officer,
     ---------   --------------------------------------------
shareholder, agent or employee of the Corporation becomes legally disqualified to render professional medical services within the State of Indiana, or if he engages in any activity which under existing law is a restriction or limitation upon his rendering of medical professional service, the Corporation shall cause such individual to sever all employment with it and to terminate all financial interest in the Corporation.

     Section 6.  Meetings of Shareholders.  Meetings of the shareholders of the
     ---------   ------------------------
Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

     Section 7.  Meetings of Directors.  Meetings of the directors of the
     ---------   ---------------------
Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of such Board or committee.

     Section 8.  Code of By-Laws.  The Board of Directors of the Corporation
     ---------   ---------------
shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation, but the affirmative vote of a majority of the members of the Board of Directors, for the time being, shall be necessary to effect any alteration, amendment or repeal.
If the Code of By-Laws for the time being in force so provides, the Board of Directors may designate two or more of its number to constitute an Executive Committee, which Committee, to the extent provided in the Code of By-Laws, shall have and exercise all the authority of the Board of Directors in the management of the Corporation, and have power to authorize the execution of all papers or documents which may require it.

     Section 9.  Interest of Directors in Contracts.  Any contract or other
     ---------   ----------------------------------
transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members of employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are stock holders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present and to be counted in calculating the majority of such quorum necessary to carry such vote. This Section of this Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

     Section 10.  Limitation of Liability and Indemnification of Officers and
     ----------   -----------------------------------------------------------
Directors.  No officer or director of the Corporation shall be liable to the
---------
Corporation for any loss or damage suffered; by it on account of any action taken or omitted to be taken by him as a Director, officer or employee of the Corporation in good faith if such person:

          i) exercised or used the same degree of care and skill as a prudent man would have excercised or used under the circumstances in the conduct of his own affairs; or

          ii) took or omitted to take such action in reliance upon advise of counsel for the Corporation or upon statements made or information furnished by officers of employees of the Corporation which he had reasonable grounds to believe, or upon financial statement of the Corporation prepared by an officer or employee of the Corporation in charge of its accounts, or certified by a public accountant or firm of public accountants; or

          iii) in good faith considered the assets to be of their book value or followed what he believed to be sound accounting and business practice.

     The Corporation shall indemnify any person against whom there is instituted or threatened any claim, action, suit or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a Director, member of the Executive Commission or officer of the Corporation, or of any corporation which he served as such at the request of the Corporation, against any and all liability, reasonable expenses and costs of any nature (excluding only accounts paid in settlement and including without limitation any and all attorneys' fees, judgments, fines, penalties and court costs) actually incurred by him in connection with the defense of such claim, action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be finally adjudged in such action, suit or proceeding that such person, his testator or intestate is liable for gross negligence or wilful misconduct in the performance of his duties. The Corporation may also reimburse to any such person any amount paid in settlement of any such claim, action, suit or proceeding, if it shall be found by a majority of a committee composed of the Directors not involved in the matter of controversy (whether or not a quorum) that it is in the interests of the Corporation that such settlement be made and that such person, his testator or interstate was not guilty of gross negligence or wilful misconduct.

     If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not so entitled as to others. The Corporation may advance expenses to, or where appropriate may at its expense undertake the defense of, any such person upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this Article.

     The provisions of this Section shall be in addition to and not in limitation of any other right of indemnification and reimbursement or limitations of liability to which any Director, member of the Executive Committee or officer may be entitled as a matter of law. The provisions of this Section shall apply whether or not at the time of reimbursement the person reimbursed is then a Director, member of the Executive Committee or officer of the Corporation. Notwithstanding any repeal of this Section, or other amendment thereof, its provisions shall be binding upon the Corporation (subject only to the exceptions hereinabove set forth) as to all actions, suits or proceedings and expenses connected therewith, judgments and settlements thereof, as above provided, arising out of matters which occur during or are referable to the period prior to any such repeal or amendment of this Section.

     By vote of the Board of Directors, the Corporation may assent to the adoption of a by-law or charter provision, having substantially the provisions of this Section, by any subsidiary, whether or not wholly owned.

     Section 11.  Additional Powers of Directors.  In addition to the powers and
     ----------   ------------------------------
authorities hereinabove or by statute expressly conferred, the Board of Directors is hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by a corporation organized and existing under the provisions of the Indiana Professional Corporation Act of 1983, as amended.

     Section 12.  Amendment of Articles of Incorporation.  Subject to the
     ----------   --------------------------------------
express provisions of these Articles of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Indiana Professional Corporation Act of 1983, as amended, or any other pertinent enactment of the General Assembly of the State of Indiana; and all rights and powers conferred hereby on shareholders, directors or officers are subject to this reserved power.

     IN WITNESS WHEREOF, the undersigned, being the incorporator designated in
Article XI, executes the foregoing Articles of Incorporation and certifies to the truth of the facts therein stated.

                                             /s/ Norman R. Garvin
                                             -----------------------------------
                                             Norman R. Garvin

STATE OF INDIANA    )
                    )  SS:
COUNTY OF MARION    )

     I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that Norman R. Garvin, the incorporator executing the foregoing Articles of Incorporation, personally, before me, acknowledged the execution thereof and swore to the truth of the facts therein stated.

     WITNESS MY HAND and Notarial Seal this 19th day of December, 1986.

                                             /s/ Mary Jane Linton
                                             -----------------------------------
                                             Notary Public

My Commission Expires:

        9-25-89
----------------------

County of Residence:

        Marion
----------------------

     This instrument prepared by Norman R. Garvin, attorney-at-law.

                 [LETTERHEAD OF STATE OF INDIANA APPEARS HERE]


                          CERTIFICATE OF REGISTRATION
                          ---------------------------

     On 12-12-86, the Health Professions Bureau received an application for certificate of registration from the proposed corporation Lake Avenue Dialysis Center, P.C.. In accordance with I.C.23-1.5-2-9(c), the Indiana Medical Board reviewed the application and found that the directors and shareholders of the proposed corporation are properly licensed in compliance with the statute and regulations of the licensing authority and that the corporation will be organized in compliance with the statute and regulations of the licensing authority. The___________________ Indiana Medical Board certified those facts to the Bureau and requested that a certificate of registration be issued. The Lake Avenue Dialysis Center, P.C. has remitted $25.00 to the Health Professions Bureau according to I.C. 23-1.5-2-9(c) (2). The Health Professions Bureau has issued this certificate of registration to the proposed corporation____________ Lake Avenue Dialysisi Center, P.C. and certifies that it has complied with I.C. 23-1.5-2-9(b) and (c).

     Certificate No. 50002911
                    ----------

                                             /s/ William S. Keorer
                                             -----------------------------------
                                                    Executive Director

Board of Chiropractic Examiners . Dental Examiners . Health Facility Administration . Medical Licensing . Nursing. Optometry . Pharmacy . Professional Sanitarians . Speech Pathology & Audiology . Psychology . Veterinary Medical . Hearing Aid Dealer Advisory Committee . Committee of Podiatric Medicine . Physical Therapy Committee

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE


                             ARTICLES OF AMENDMENT


To Whom These Presents Come, Greeting:


WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                        LAKE AVENUE DIALYSIS CENTER PC

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

                       LAKE AVENUE DIALYSIS CENTER, INC.

Now, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.


The effective date of these Articles of Amendment is April 24, 1996.




                                        In Witness Whereof, I have hereunto
                                        set my hand affixed the seal of the
                                        State of Indiana, at the city of
                                        Indianapolis, this Twenty-forth
                                        day of April, 1996.

[LOGO] ARTICLES OF AMENDMENT OF THE               Provided by: JOSEPH H. HOGSETT
       ARTICLES OF INCORPORATION                   SECRETARY OF STATE OF INDIANA
       State Form 38333 (A5/9-91)                          CORPORATIONS DIVISION
       State Board of Accounts Approved 1988        302 W. WASHINGTON ST RM E018
                                                           INDIANAPOLIS IN 46204
                                                       TELEPHONE: (317) 232-6576

INSTRUCTIONS: Use 8 1/2 x 11 inch white paper     Indiana Code 23-1-38-1 et seg.
for inserts. Filling requirements - Present                    FILING FEE $30.00
original and one copy to address in upper right corner of this form.


----------------------------------------------------------------------------------------------------------------------------------
                                                   ARTICLES OF AMENDMENT OF THE
                                                   ARTICLES OF INCORPORATION OF:
----------------------------------------------------------------------------------------------------------------------------------
            Lake Avenue Dialysis Center, P.C.
----------------------------------------------------------------------------------------------------------------------------------
The undersigned officers of
            Lake Avenue Dialysis Center, P.C.
----------------------------------------------------------------------------------------------------------------------------------

(hereinafter referred to as the "Corporation") existing pursuant to the provisions of:

(indicate appropriate act)
            [_]  Indiana Business Corporation Law            [X]   Indiana Professional Corporation Act of 1983 ??
                                                                                                               ---
as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

-------------------------------------------------------------------------------
                           ARTICLE 1 AMENDMENT(S)
-------------------------------------------------------------------------------
SECTION 1 The date of incorporation of the corporation is:
                December 19, 1986
-------------------------------------------------------------------------------
SECTION 2 The name of the corporation following this amendment to the Articles of incorporation is: Lake Avenue Dialysis Center, Inc.
-------------------------------------------------------------------------------
SECTION 3
The exact text of Article(s)  I and II   of the Articles of incorporation is
                            ------------
now as follows:

          * The Corporation is now organized under the provisions of the Indiana Business Corporation Law rather than the Indiana Professional Corporation Act of 1983.

                                   ARTICLE I
                                   ---------

                                     Name
                                     ----

          The name of the Corporation is Lake Avenue Dialysis Center, Inc.

                                  ARTICLE II
                                  ----------

                                    Purpose
                                    -------

          The purposes for which the Corporation are formed are, and include, to maintain and conduct any and every kind of sales, distribution, leasing, investment, and service business; to manufacture, process, fabricate, rebuild, service, invest in, purchase, sell, lease or otherwise dispose of and generally deal in and with raw materials, products, wares, goods, merchandise and real personal property, both tangible and intangible, of every kind and description; to make investments of every kind and nature; and to provide services of every kind and character. To acquire, own, use, convey and otherwise dispose of and deal in real property.

--------------------------------------------------------------------------------
SECTION 4 Date of each amendment's adoption:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    ARTICLE II Manner of Adoption and Vote
--------------------------------------------------------------------------------
SECTION 1 Action by Directors:

    The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article(s) I and II of the Articles of Incorporation and proposed such resolution to the Shareholders, allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by: (Select appropriate paragraph)

     (a) Vote of the Board of Directors at a meeting held on __________________, 19 ______, at which a quorum of such Board was present.

     (b) Written consent executed on _____________________, 1995, and signed by all members of the Board of Directors.

--------------------------------------------------------------------------------
SECTION 2 Action by Shareholders:

     The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment. The amendment was adopted by: (Select appropriate paragraph)

     (a) Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

                                                               TOTAL
                                                  ______________________________
                SHAREHOLDERS ENTITLED TO VOTE:
                                                  ______________________________
                SHAREHOLDERS VOTED IN FAVOR:
                                                  ______________________________
                SHAREHOLDERS VOTED AGAINST:
                                                  ______________________________

     (b) Written consent executed on __________________________, 1995, and signed by all such Shareholders.
--------------------------------------------------------------------------------
SECTION 3 Compliance with Legal Requirements.

     The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

--------------------------------------------------------------------------------


I hereby verify to the penalties of perjury that the statements contained are true this 21st day of March, 1995.
--------------------------------------------------------------------------------
Current Officer's Signature                  Officer's Name Printed

(ccc)  Claudia C. Cabaluna                   Claudia C. Cabaluna, M.D.
--------------------------------------------------------------------------------
Officer's Title
 President
--------------------------------------------------------------------------------

     RETURN TO:
     David J. Hochman, Esq,
     Finger, Hochman & Delott, P.C.
     30 North LaSalle Street, Suite 4300
     Chicago, IL 60602

                JOINT CONSENT OF SHAREHOLDERS AND DIRECTORS OF
                       LAKE AVENUE DIALYSIS CENTER, P.C.
                              IN LIEU OF MEETING
                              ------------------

     The undersigned, being all of the Directors and Shareholders of the above-captioned corporation (the "Corporation"), do hereby authorize and consent in lieu of meeting to the adoption of the following resolutions:

     RESOLVED, that Article One of the Articles of Incorporation is hereby amended to read as follows: "The name of the Corporation is "Lake Avenue Dialysis Center, Inc."

     RESOLVED, that the proper officers of the Corporation are hereby authorized and directed to take the necessary steps to change the Corporation's name in accordance with the foregoing resolution.

     RESOLVED, that Article II of the Corporation's Articles of Incorporation is hereby amended to read as follows:

"The purpose or purposes for which the corporation is organized are:

To maintain and conduct any and every kind of sales, distribution, leasing, investment, and service business; to manufacture, process, fabricate, rebuild, service, invest in, purchase, sell, lease or otherwise dispose of and generally deal in and with raw materials, products, wares, goods, merchandise and real and personal property, both tangible and intangible, of every kind and description; to make investments of every kind and nature; and to provide services of every kind and character. To acquire, own, use, convey and otherwise dispose of and deal in real property."

     RESOLVED, that Section 1.01 of Article I of the Corporation's By-Laws is hereby amended to read as follows:

     "Section 1.01.  Name.  the Name of the Corporation is Lake Avenue Dialysis
      ------------   ----
Center, Inc. (hereinafter referred to as the "Corporation")."

Date: September 29, 1995
      ------------

/s/ Claudia C. Cabaluna                    /s/ Paul Balter
-----------------------------              -------------------------
Claudia C. Cabaluna, M.D.                  Paul Balter, M.D.


/s/ Arthur M. Morris
-----------------------------
Arthur M. Morris, M.D.

                 BEING ALL OF THE DIRECTORS OF THE CORPORATION

                                           /s/ Arthur M. Morris
                                           -------------------------
_____________________________              Arthur M. Morris, M.D.
Claudia C. Cabaluna, M.D.

/s/ George Dunea                           /s/ Ashutosh Gupta
-----------------------------              -------------------------
George Dunea, M.D.                         Ashutosh Gupta, M.D.


/s/ Michael J. Carbon                      /s/ Paul Balter
-----------------------------              -------------------------
Michael J. Carbon, M.D.                    Paul Balter, M.D.


/s/ Douglas G. Mufuka, M.D.
-----------------------------
Douglas G. Mufuka, M.D.                    _________________________
                                           Edward Lelonek, M.D.

               BEING ALL OF THE SHAREHOLDERS OF THE CORPORATION

     "Section 1.01.  Name.  The Name of the Corporation is Lake Avenue Dialysis
      ------------   ----
Center, Inc. (hereinafter referred to as the "Corporation")."

Date: September 29, 1995
      ------------


_____________________________              _________________________
Claudia C. Cabaluna, M.D.                  Paul Balter, M.D.



____________________________
Arthur M. Morris, M.D.

                 BEING ALL OF THE DIRECTORS OF THE CORPORATION


_____________________________              _________________________
Claudia C. Cabaluna, M.D.                  Arthur M. Morris, M.D.



_____________________________              _________________________
George Dunea, M.D.                         Ashutosh Gupta, M.D.



_____________________________              _________________________
Michael J. Carbon, M.D.                    Paul Balter, M.D.


                                           /s/ Edward Lelonek
                                           -------------------------
_____________________________              Edward Lelonek, M.D.
Douglas G. Mufuka, M.D.

               BEING ALL OF THE SHAREHOLDERS OF THE CORPORATION

     "Section 1.01.  Name.  The Name of the Corporation is Lake Avenue Dialysis
      ------------   ----
Center, Inc. (hereinafter referred to as the "Corporation")."

Date: September 29, 1995
      ------------

/s/ Claudia C. Cabaluna
-----------------------------
Claudia C. Cabaluna, M.D.                  _________________________
                                           Paul Balter, M.D.


_____________________________
Arthur M. Morris, M.D.

                 BEING ALL OF THE DIRECTORS OF THE CORPORATION

_____________________________              _________________________
Claudia C. Cabaluna, M.D.                  Arthur M. Morris, M.D.



_____________________________              _________________________
George Dunea, M.D.                         Ashutosh Gupta, M.D.



_____________________________              _________________________
Michael J. Carbon, M.D.                    Paul Balter, M.D.



_____________________________              _________________________
Douglas G. Mufuka, M.D.                    Edward Lelonek, M.D.

               BEING ALL OF THE SHAREHOLDERS OF THE CORPORATION

                                       2